UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 6, 2012, GMX Resources, Inc. (the “Company,” “we,” “us” or “our”) accepted consents from the holders of $288,469,000 in aggregate principal amount of its outstanding Senior Secured Notes due 2017 (the “Existing Notes”) in connection with the Consent Solicitation to execute the Supplemental Indenture (as defined below), following the expiration of the Company’s previously announced consent solicitation, which commenced on November 16, 2012 (the “Consent Solicitation”), pursuant to which holders of a majority of the Company’s outstanding Existing Notes, issued pursuant to the Prior Indenture (as defined below), consented to certain amendments to the Prior Indenture, as further described under the caption “Supplemental Indenture,” below.

Supplemental Indenture

On December 7, 2012, the Company entered into the First Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of December 19, 2011 (the “Prior Indenture”), among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent (the Prior Indenture as amended by the Supplemental Indenture, referred to hereafter as the “Indenture”). The Supplemental Indenture, among other things, permits the issuance of up to $30.0 million aggregate principal amount of new Senior Secured Notes Series B due 2017 (the “New Notes”). The provisions creating the New Notes include that the New Notes will mature on December 1, 2017, the same maturity date as the Existing Notes.

Interest on the New Notes will compound semi-annually and will:

•	accrue from the date of issuance of the New Notes or, if interest has already been paid, from the most recent interest payment date of the New Notes;

•	unless the Company makes a PIK Election (as defined below) with respect to an interest period, accrue for such interest period at the rate of 11.0% per annum, payable entirely in cash, in arrears;

•	if the Company makes an election to pay the interest due with respect to an interest period in the form of additional New Notes (a “PIK Election”) with respect to an interest period, accrue for such interest period at the rate of 15.0% per annum, payable in the form of additional New Notes (in minimum denominations of $1,000 and integral multiples thereof, with any fractional additional New Notes being paid in cash), in arrears (“PIK Interest”);

•	be payable on each June 1 and December 1, commencing June 1, 2013, to holders of record of the New Notes as of the May 15 and November 15 immediately preceding the relevant interest payment date; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company will pay interest on overdue principal of the New Notes at 17.0% per annum, and any overdue installments of interest at 17.0% per annum, to the extent lawful.

The New Notes will rank pari passu in right of payment with the Existing Notes. The guarantees by each guarantor (each, a “New Notes Guarantee”) of the New Notes will rank pari passu in right of payment with the guarantee by such guarantor of the Existing Notes (each, an “Existing Notes Guarantee”). The Company’s obligations under the New Notes will be secured by liens on the same collateral securing the Existing Notes, which liens will rank pari passu with the liens securing Company’s obligations under the Existing Notes. Each guarantor’s obligations under its New Notes Guarantee will be secured by liens on the same collateral securing such guarantor’s Existing Notes Guarantee, which liens will rank pari passu with the liens securing such guarantor’s obligations under its Existing Notes Guarantee.

The Company may redeem any of the New Notes, in whole or in part, at any time. Upon any such optional redemption, the Company will pay a redemption price equal to 100% of the aggregate principal amount of the New Notes redeemed, plus accrued and unpaid interest on such New Notes, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Company will give not less than 30 nor more than 60 days’ notice of any such redemption. The Company will be entitled to elect to redeem the Existing Notes or the New Notes across series or to redeem a particular series of such notes prior to the optional redemption of any other series of such notes.

The Supplemental Indenture also amends, among other things, the covenants regarding:

•	limitations on restricted payments, to permit the use of proceeds from the issuance of New Notes to repay, redeem, repurchase or otherwise acquire or retire for value up to all of the remaining $27.1 million aggregate principal amount of the Company’s 5.00% Senior Convertible Notes due 2013 (the “2013 Notes”) plus accrued and unpaid interest thereon;

•	limitations on the incurrence of indebtedness to permit the issuance of the New Notes and additional New Notes issuable as PIK interest thereon;

•	the definition of “Permitted Investment,” to add an additional $10.0 million to the amounts currently permitted for use by the Company as a Permitted Business Investment (as defined in the Indenture); and

•	limitations on the Company’s ability and the ability of the Restricted Subsidiaries (as defined in the Indenture) to, among other things, enter into, make, amend or conduct any transactions with affiliates, to expressly allow any transactions with the Committed Holders (as defined below) under the Commitment Agreements (as defined below) and the transactions contemplated thereunder, including the issuance of New Notes to such persons.

The Supplemental Indenture also includes an additional covenant requiring the Company to use the net cash proceeds from the issuance of the New Notes to repay, redeem, repurchase or otherwise acquire or retire for value all remaining $27.1 million aggregate principal amount of the 2013 Notes at or prior to their stated maturity date.

The Supplemental Indenture also includes various other ministerial and technical amendments to the Prior Indenture in order to facilitate the issuance, payment and transfer of New Notes.

A copy of the Supplemental Indenture is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Purchase Agreements

On December 7, 2012, following payment of consent fees and the execution of the Supplemental Indenture, the Company entered into purchase agreements (the “Purchase Agreements”) with each of the committed holders (the “Committed Holders”) who previously executed commitment agreements (the “Commitment Agreements”) with the Company prior to the launch of the Private Placements (as defined below). The Purchase Agreements effected the Company’s private placements (the “Private Placements”), with a closing on December 7, 2012, of (i) an aggregate of $30,000,000 aggregate principal amount of the New Notes for net proceeds (after original issue discount) of approximately $27.1 million, and (ii) an aggregate of 5,942,034 shares of Common Stock at a price of $0.48 per share, and an aggregate of 10,037,219 additional shares of Common Stock at a price of $0.01 per share, as partial consideration for the prior financing commitments of such purchasers (such shares, collectively, the “Shares”). The Private Placements resulted in net cash proceeds to the Company on the closing date (before expenses and cash commitment fees previously paid after the commitments) of approximately $30.1 million. The Purchase Agreements contain customary representations and warranties and covenants of the Company and the Purchasers.

Pursuant to the Purchase Agreements, the purchasers have agreed that, subject to certain exceptions for Permitted Dispositions, the purchasers (and certain Funds named in the Purchase Agreements (the “Funds”)) will not, during the 30-day period following the closing date (the “Restricted Period”), with respect to all of the Shares acquired under the Purchase Agreement and beneficially owned by such purchaser or any Fund, it will not (i) loan, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, such Shares or any security convertible into or exchangeable for such Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Shares, whether any such transaction described in clause (i) or (ii) above is settled by delivery of such Shares or other securities, in cash or otherwise (any disposition or arrangement described in clause (i) or (ii) above being referred to herein as a “Disposition”), or publicly disclose any intent to make any Disposition, without, in each case, the prior written consent of the Company. Notwithstanding the foregoing, during the Restricted Period, the purchaser or any Fund may (a) sell, transfer or otherwise dispose of such Shares in a private transaction, without the prior written consent of the Company, to any affiliate of the purchaser or any Fund managed by the purchaser that agrees in writing with the Company to be bound by the terms of the Purchase Agreement, (b) pledge the Shares as security for bona fide loans, letters of credit, interest rate or other hedging transactions and related fees, costs, indemnities and other obligations from one or more third parties who are not affiliates of such parties, or (c) sell all or a portion of such Shares as a result of any divestiture ordered by, or agreed to with, a governmental authority. In addition, the foregoing shall also not restrict or affect the manner of sale or other disposition of any Shares in connection with any foreclosure or other disposition after default of a lender or other counterparty in connection with the pledge of such securities for bona fide loans, letters of credit, interest rate or other hedging transactions and related fees, costs, indemnities and other obligations from one or more third parties who are not affiliates of such party and shall not apply to any permitted transferee who does not assume the rights and obligations of such purchaser or Fund in accordance with the Registration Rights Agreement relating to the resale of the Shares.

Certain Purchase Agreements that are material are being filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Notes Registration Rights Agreement

On December 7, 2012, the Company and each of the guarantors under the Indenture (the guarantors, together with the Company, the “Issuers”) entered into a Registration Rights Agreement with the Committed Holders for the benefit of all holders of the New Notes, pursuant to which the Issuers agreed to (a) (i) file with the SEC a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a registered offer to exchange any and all of the New Notes (including the guarantees with respect thereto) for a like aggregate principal amount of notes that are identical in all material respects to the New Notes (except that the exchange notes will not contain restrictive legends or transfer restrictions) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the guarantees thereof, and (b) use reasonable best efforts to have the Exchange Offer Registration Statement declared effective as soon as practicable thereafter and in no event consummate the Exchange Offer later than the 180th day after the issue date of the New Notes.

The Notes Registration Rights Agreement is being filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Shares Registration Rights Agreement

On December 7, 2012, in connection with issuance of an aggregate of 15,979,253 shares of the Company’s common stock pursuant to the Purchase Agreements, the Company entered into a Registration Rights Agreement (the “Shares Registration Rights Agreement”) with each of the Committed Holders, pursuant to which the Company agreed to (i) file a shelf registration statement by March 6, 2013 pursuant to Rule 415 under the Securities Act, which shelf registration statement shall provide for resales of all Transfer Restricted Securities (as defined therein) held by holders who have timely provided the information required pursuant to this agreement; and (ii) use its reasonable best efforts to cause the shelf registration statement to be declared effective on or before the 120th day after the earlier of the date the shelf registration statement is filed and March 6, 2013 (or if such 120th day is not a Business Day, the next succeeding Business Day).

The Shares Registration Rights Agreement is being filed as Exhibit 4.3 hereto and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On December 7, 2012, the Company issued $30,000,000 aggregate principal amount of New Notes pursuant to the Indenture. The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Purchase Agreements,” including the summaries of issuance of the New Notes contained therein, is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The sales of the New Notes under the Purchase Agreements were made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(a)(2) of the Securities Act, as sales made solely to qualified institutional buyers as defined under Rule 144A and other accredited investors as defined under Rule 501 under the Securities Act.

The issuance of the 15,979,253 shares of the Company’s common stock under the Purchase Agreements were made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(a)(2) of the Securities Act, as sales made solely to qualified institutional buyers as defined under Rule 144A and other accredited investors as defined under Rule 501 under the Securities Act.

The information included in Items 1.01, 2.03 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information included in Items 1.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

On December 6, 2012, the Company accepted consents from the holders of $288,469,000 in aggregate principal amount of its outstanding Existing Notes in connection with the Consent Solicitation to execute the Supplemental Indenture. Pursuant to the terms of the Consent Solicitation, holders of the Existing Notes were entitled to receive $5.00 per $1,000 aggregate principal amount of Existing Notes with respect to which consents are received and not validly revoked on or prior to the expiration of the Consent Solicitation.

On December 10, 2012, the Company issued a press release regarding the execution of the Supplemental Indenture and the closing of the Private Placements. The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of December 7, 2012, by and among GMX Resources Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement dated as of December 7, 2012, by and among GMX Resources Inc., the Guarantors named therein and the Committed Holders party thereto.

4.3	Registration Rights Agreement dated as of December 7, 2012, by and among GMX Resources Inc. and the Committed Holders party thereto.

4.4	Form of Senior Secured Note Series A due 2017 (included as Exhibit A-1 to Exhibit 4.1 of this Current Report on Form 8-K).

4.5	Form of Senior Secured Note Series B due 2017 (included as Exhibit A-2 to Exhibit 4.1 of this Current Report on Form 8-K).

10.1	Purchase Agreement, dated as of December 7, 2012, by and among GMX Resources Inc., the Guarantors named therein, and Chatham Asset Management, LLC, as investment advisor to certain funds and accounts.

10.2	Purchase Agreement, dated as of December 7, 2012, by and among GMX Resources Inc., the Guarantors named therein, and certain purchasers managed by GSO Capital Partners LP, as investment advisor.

99.1	Press Release dated December 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: December 12, 2012	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of December 7, 2012, by and among GMX Resources Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee.

4.2	Registration Rights Agreement dated as of December 7, 2012, by and among GMX Resources Inc., the Guarantors named therein and the Committed Holders party thereto.

4.3	Registration Rights Agreement dated as of December 7, 2012, by and among GMX Resources Inc. and the Committed Holders party thereto.

4.4	Form of Senior Secured Note Series A due 2017 (included as Exhibit A-1 to Exhibit 4.1 of this Current Report on Form 8-K).

4.5	Form of Senior Secured Note Series B due 2017 (included as Exhibit A-2 to Exhibit 4.1 of this Current Report on Form 8-K).

10.1	Purchase Agreement, dated as of December 7, 2012, by and among GMX Resources Inc., the Guarantors named therein, and Chatham Asset Management, LLC, as investment advisor to certain funds and accounts.

10.2	Purchase Agreement, dated as of December 7, 2012, by and among GMX Resources Inc., the Guarantors named therein, and certain purchasers managed by GSO Capital Partners LP, as investment advisor.

99.1	Press Release dated December 10, 2012.